AGREEMENT


     THIS AGREEMENT (the "Agreement") is made as of June 11, 1998 by and between Global Walk, Inc., a Japanese corporation ("Global"); MIN Acquisition Corp., a California corporation (the "Company"); and Vacu-dry Company, a California corporation ("Vacu-dry").

                                R E C I T A L S:

     WHEREAS, Global and Made In Nature Inc. ("Made In Nature") entered into an Amended and Restated Purchase and Prepayment Agreement dated October 17, 1996 (the "Purchase Agreement") pursuant to which Global made certain prepayments to Made In Nature against the future delivery by Made In Nature to Global of frozen organic apple juice and other products; and

     WHEREAS, as of the date hereof, there is due from Made in Nature to Global pursuant the Purchase Agreement approximately $1,050,000, including principal, interest, and costs; and

     WHEREAS, to secure its obligations pursuant to the Purchase Agreement, Made In Nature granted to Global a security interest in certain of its assets pursuant to an Amended and Restated Security Agreement dated October 17, 1996 (the "Security Agreement"); and

     WHEREAS, to further secure Made In Nature's obligations pursuant to the Purchase Agreement, Gerald E. Prolman pledged certain shares of Made In Nature's issued and outstanding common stock pursuant to a Pledge Agreement dated October 17, 1996 (the "Pledge Agreement"); and

     WHEREAS, pursuant to a Subscription Agreement dated November 17, 1997 (the "Subscription Agreement"), Global purchased $250,000 face value of Made In Nature's 8% Senior Secured Convertible Promissory Note (the "Secured Note"); and

     WHEREAS, to secure its obligations pursuant to the Secured Note, Made In Nature granted to Global a security interest in certain of its assets pursuant to a Security Agreement dated November 17, 1997 (the "Secured Note Security Agreement") (the Purchase Agreement, the Security Agreement, the Pledge Agreement, the Subscription Agreement, the Secured Note and the Secured Note Security Agreement are hereinafter referred to as the "Loan Agreements"); and

     WHEREAS,   the   Company  has  been   organized   by  Vacu-dry  to  acquire
substantially all of the assets of Made In Nature pursuant to an Asset Purchase Agreement dated as of June 11, 1998 (the "Asset Purchase Agreement"); and

     WHEREAS, Global desires to acquire certain shares of the Company's common stock on the terms and conditions provided for in this Agreement; and

     WHEREAS, Vacu-dry is a party to this Agreement for purposes of certain representations, warranties and covenants.

     NOW, THEREFORE, in consideration of these premises and the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which the parties hereto acknowledge, the parties agree as follows:

     1. Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, Global agrees to purchase at the Closing, and the Company agrees to sell and issue to Global at the Closing, against payment of the purchase price set forth below, 15,000 shares of the Company's common stock (the "Shares").

     2. Purchase Price. The purchase price to be paid by Global for the Shares shall be $1.00.

     3. Closing Date; Delivery. The purchase and sale of the Shares shall be held at the offices of Severson & Werson, A Professional Corporation, One
Embarcadero Center, 26th Floor, San Francisco, California 94111 immediately prior to the closing of the purchase and sale provided for in the Asset Purchase Agreement or at such other times and places as the parties may agree upon (collectively, the "Closing"). At the Closing, subject to the terms of this Agreement, the Company will deliver to Global a certificate representing the Shares against delivery of the Purchase Price.

     4. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Global that:

         (a) Organization and Standing; Articles and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of California and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified, licensed or domesticated as a foreign corporation in all jurisdictions where the nature of its activities or of its properties owned or leased makes such qualification, licensing or domestication necessary at this time.

         (b) Corporate Power. The Company has now, or will have as of the Closing, all requisite legal and corporate power to enter into this Agreement, to sell the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement.

         (c) Capitalization. The authorized capital stock of the Company consists of 1,000,000 shares of Common Stock, no par value, of which 85,000 shares are issued and outstanding and owned by Vacu-dry (the "Vacu-dry shares"). The issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. There are no outstanding rights, options, warrants, conversion rights, or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

     (d) Authorization.

         (i) All corporate action on the part of the Company, its officers, directors, and stockholders necessary for the sale and issuance of the Shares pursuant hereto and the performance of the Company's obligations hereunder, has been taken or will be taken prior to the Closing. This Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting enforcement of creditors' rights, and except as limited by application of legal principles affecting the availability of equitable remedies.

        (ii) The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that such Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein and as may be required by future changes in such laws.

         (iii) No shareholder of the Company has any right of first refusal or any preemptive rights in connection with the issuance of the Shares or of Common Stock by the Company.

     (e) Financial Statements. The Company's balance sheet as of June 5, 1998 which has been supplied to Global is true and correct, has been prepared in accordance with generally accepted accounting principles (except that the balance sheet does not contain the footnotes required by generally accepted accounting principles), and fairly presents the financial condition of the Company as of the date thereof. As of the date hereof there are no liabilities of the Company other than liabilities provided for in the balance sheet and other than liabilities pursuant to the Asset Purchase Agreement.

     (f) Compliance with Other Instruments, None Burdensome, etc. The Company is not in violation of any term of its Articles of Incorporation or Bylaws, or in any material respect of any mortgage, indenture, contract, agreement, instrument, or to the best knowledge of the Company, any judgment, decree, order, statute, rule, or regulation applicable to it. The execution, delivery, and performance by the Company of this Agreement, and the issuance and sale of the Shares pursuant hereto, will not result in any such violation or be in conflict with or constitute a default under any such term, or cause the acceleration of maturity of any loan or material obligation to which the Company is a party or by which it is bound or with respect to which any of them is an obligor or guarantor, or result in the creation or imposition of any material lien, claim, charge, restriction, equity or encumbrance of any kind whatsoever upon, or to the best knowledge of the Company after due inquiry, give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the material properties, assets, business or agreements of the Company.

     (g) Litigation, etc. There are no actions, proceedings or investigations pending (or to the best of the Company's knowledge, any basis therefor), which, either in any case or in the aggregate, might result in any adverse change in the business, prospects, conditions, affairs, or operations of the Company or in any of its properties or assets, or in any impairment of the right or ability of the Company to carry on its business as proposed to be conducted, or in any material liability on the part of the Company, or which question the validity of this Agreement or any action taken or to be taken in connection herewith.

     (h) Governmental Consent, etc. No consent, approval, or authorization of, or designation, declaration, or filing with, any governmental unit is required on the part of the Company in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby (except exemption notice filings under the Blue Sky securities laws which filings have been or will be timely made so as to comply with such laws).

     (i) Offering. The offer, sale and issuance of the Shares in conformity with the terms of this Agreement will not violate the Securities Act of 1933 (the "Securities Act") or any applicable state Blue Sky law.

     (j) Insurance. The Company has in full force and effect fire, casualty and other insurance policies, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

     (k) The Shares:

         (i) are free and clear of any security interests, liens, claims, or other encumbrances;

         (ii) have been duly and validly authorized and issued and are, and as of the Closing Date will be, fully paid and non-assessable;

         (iii) will not have been, individually and collectively, issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company;

         (iv) will not subject the holders thereof to personal liability by reason of being such holders.

     5. Representations and Warranties of Global. Global represents and warrants to, and agrees with, the Company as follows:

        (a) No consent, approval, authorization, or order of any court, governmental agency or body, or arbitrator having jurisdiction over Global is required for execution of this Agreement, including, without limitation, the purchase of the Shares, or the performance of Global's obligations hereunder.

        (b) Global understands that no federal or state agency has passed on or made any recommendation or endorsement of the Shares.

        (c) The Company has given Global the opportunity to have answered all of Global's questions concerning the Company and its business and has made available to Global all information requested by Global which is reasonably necessary to verify the accuracy of other information furnished by the Company. Global has received and evaluated all information about the Company and its business which Global deems necessary to formulate an investment decision and does not desire any further information.

        (d) Global understands that the Shares are being offered and sold to it in reliance on specific exemptions from or non-application of the registration requirements of federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of Global set forth herein in order to determine the applicability of such exemptions or non-applications and the suitability of Global to acquire the Shares.

        (e) Global is aware that the Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) and Regulation D thereof, and that they must be held by Global for an indeterminate period, and Global must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from registration.

        (f) Each instrument representing the Shares may be endorsed with the following legends:

            (i) THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

            (ii) Any other legend required by California or other state securities laws.

     The Company need not register a transfer of legended Shares and may instruct its transfer agent not to register the transfer of the Shares unless one of the conditions specified in the foregoing legends is satisfied.

     (g) Any legend endorsed on an instrument pursuant to Section 4(f) hereof and the stop transfer instructions with respect to such Shares shall be removed, and the Company shall issue an instrument without such legend to the holder of such Shares if such Shares are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder provides the Company with an opinion of counsel for such holder of the Shares, reasonably satisfactory to the Company, to the effect that a sale, transfer or assignment of such Shares may be made without registration.

     (h)  Global  is  acquiring  the  Shares  for  Global's  own  account,   for
investment, and without any present intention to engage in a distribution thereof.

     (i) Global has the knowledge and experience in financial and business matters to evaluate the merits and risks of the proposed investment.

     (j) Global is an "Accredited Investor" as that term is defined under Rule 501 adopted pursuant to the Securities Act. "Accredited Investors" are defined in Rule 501 to include among others: (i) various specified institutional investors (such as banks, savings and loan associations, licensed brokers or dealers, insurance companies, investment companies, small business investment companies, employee benefit plans having assets in excess of $5,000,000, and self-directed plans having investment decisions made solely by persons that are Accredited Investors); (ii) any entity with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered; (iii) any person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level this year; (iv) any person whose individual net worth (or joint net worth with the person's spouse) at the time of purchase exceeds $1,000,000; (v) directors and executive officers of the Company; (vi) trusts with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person prescribed in Rule 506(b)(2)(ii); and (vii) any entity in which all the equity owners are deemed accredited.

     6. Conditions Precedent to Global's Obligations. The obligations of Global hereunder are subject to the performance by the Company of its obligations hereunder and to the satisfaction of the following additional conditions precedent on or before the Closing Date:

        (a) The representations and warranties made by the Company in this Agreement shall, unless waived by Global, be true and correct as of the date hereof and as of the Closing, with the same force and effect as if they had been made on and as of the Closing;

        (b) After the date hereof and until the Closing Date, there shall not have occurred:

            (i) any change, or any development involving a prospective change, in either the condition, financial or otherwise, or in the earnings, business or operations, or in or affecting the properties of the Company [or the financial or market conditions or circumstances in the United States, in either case which, in Global's judgment, is material and adverse and makes it impractical or inadvisable to proceed with the offering, sale, or delivery of the Shares];

            (ii) an imposition of a new legal or regulatory restriction notin effect on the date hereof, or any change in the interpretation of existing legal or regulatory restrictions, that materially and adversely affects the offering, sale, or delivery of the Shares;

          (c) Vacu-dry shall have entered into a Co-Sale Agreement with Global in the form of Exhibit A hereto.

          (d) Vacu-dry shall have agreed to contribute as capital to the Company without additional consider cash up to approximately $2,700,000 (depending upon the final outcome of negotiations with Made In Nature's creditors) and common stock warrants necessary to consummate the transactions provided for in the Asset Purchase Agreement.

     7. Conditions Precedent to the Company's Obligations. The obligations of the Company under this Agreement are subject to the performance by Global of its obligations hereunder and to the satisfaction of the following additional conditions precedent on or before the Closing:

        (a) The representations and warranties made by Global in this Agreement shall, unless waived by the Company, be true and correct at the Closing, with the same force and effect as if they had been made on, and as of, the Closing;

        (b) Global shall have canceled all obligations of Made in Nature and Gerald E. Prolman pursuant to the Loan Agreements and shall have released all security interests granted and held pursuant thereto in form and substance satisfactory to the Company.

     8. Affirmative Covenants. The Company covenants and agrees as follows:

        (a) Books of Account. The Company will keep books of record and account in which full, true and correct entries are made of all of its and their respective dealings, business and affairs in accordance with generally accepted accounting principles. The Company will employ certified public accountants selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the Securities and Exchange Commission and have annual audits made by such independent public accountants in the course of which such accountants shall make such examinations, in accordance with generally accepted auditing standards.

        (b) Furnishing of Financial Statements and Information. The Company will deliver to Global:

                            (i) as soon as practicable,  but in any event within
                  90 days after the end of each fiscal year, a consolidated balance sheet of the Company and its Subsidiaries, as of the end of such fiscal year, together with the related consolidated statements of operations, shareholders' equity and cash flow for such fiscal year, setting forth in comparative form figures for the previous fiscal year, all in reasonable detail and duly certified by the Company's independent public accountants, which accountants shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements;

                            (ii) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and any Subsidiaries as is available to the Company and as from time to time Global may reasonably request; and

                            (iii) at least 20 days  prior to the  earlier of (i)
                  the execution of any agreement relating to any merger or consolidation of the Company with another corporation, or a plan of exchange involving the outstanding capital stock of the Company, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company to another corporation, or (ii) the holding of any meeting of the shareholders of the Company for the purpose of approving such action, written notice of the terms and conditions of such proposed merger, consolidation, plan of exchange, sale, transfer or other disposition.

     (c) Inspection. The Company will permit Global and any of its officers or employees, or any outside representatives designated by Global and reasonably satisfactory to the Company, to visit and inspect at Global's expense any of the properties of the Company, including its books and records (and to make photocopies thereof or make extracts therefrom), and to discuss its affairs, finances, and accounts with their officers, lawyers and accountants, except with respect to trade secrets and similar confidential information, all to such reasonable extent and at such reasonable times and intervals as Global may reasonably request. Except as otherwise required by laws or regulations applicable to Global, Global shall maintain, and shall require its representatives to maintain, all information obtained pursuant to Section 8 hereof on a confidential basis.

     (d) Election of Director. Vacu-dry and the Company covenant, so long as Global and its affiliates shall own at least 10,000 shares of Common Stock, to cause Mr. Nobuyoshi Takanashi to be elected a director of the Company.

     (e) Right of Participation. The Company hereby grants to Global the right of participation to purchase, pro rata, all or any part of New Securities (as defined in Section 8(e)(i) which the Company may, from time to time, propose to sell and issue. A pro rata share, for purposes of this right of participation, is the quotient obtained by dividing the aggregate number of shares of Common Stock held by the Global by the sum of (x) the total number of outstanding shares of Common Stock plus (y) the total number of shares of Common Stock issuable upon conversion of all outstanding capital stock convertible into Common Stock or upon the exercise of all options and warrants to purchase the Company's Common Stock.

                            (i) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, including Common Stock and preferred stock, whether now authorized or not, and rights, options or warrants to purchase said shares of capital stock and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock. Notwithstanding the foregoing, "New Securities" does not include (i) securities offered to the public generally pursuant to an underwritten registration statement under the Securities Act, (ii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets, or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (iii) shares of the Company's Common Stock or options exercisable for the purchase of Common Stock issued to employees, officers and directors of, and consultants and franchisees to the Company pursuant to any incentive program approved by the Board of Directors of the Company, or (iv) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

                            (ii) In the  event  that  the  Company  proposes  to
                  undertake an issuance of New Securities, it shall first make an offering of such new securities to Global by giving Global written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. The Global shall have fifteen (15) business days from the date of receipt of any such notice to agree to purchase up to its pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. If
                  Global does not elect to purchase the New Securities as provided herein, the Company shall have sixty (60) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) days from the date of said agreement) to sell the New Securities not elected to be purchased by Global at the price and upon terms no more favorable than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said sixty (60) day period (or sold and issued New Securities in accordance with the foregoing within thirty (30) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities without first offering such securities in the manner provided above.

                            (iii) The right of  participation  hereunder  is not
                  assignable, in whole or in part, except (A) from Global to an entity controlling, controlled by, or under common control with Global and (B) from Global to a transferee of the Shares so long as such transferee acquires not less than 10,000 shares of Common Stock (appropriately adjusted for any stock split, stock dividend or similar capital reorganization).

     (f) Termination. The obligations of the Company and Vacu-dry pursuant to this Section 8 shall terminate on the earlier of (i) the date of closing of an initial underwritten public offering by the Company of its Common Stock pursuant to an effective registration statement, (ii) a sale of all or substantially all of the assets of the Company, (iii) a sale of all or substantially all of the outstanding common stock of the Company, or (iv) a merger of the Company following which the shareholders of the Company own together with their affiliates less than 50% of the voting stock of the survivor.

     9. Put and Call Rights.

        (a) Grant of Put. Subject to the terms hereof, the Company hereby irrevocably grants and issues to Global the right and option to sell to the Company (hereinafter referred to as the "Put") all or any portion of the Shares at a purchase price equal to the fair market value of such shares as hereinafter determined (the "Purchase Price"). Subject to the provisions of Sections 9(e) below, Global may exercise the Put and sell to the Company, and the Company agrees to purchase from Global, all or any portion of the Shares. Global's right to exercise the Put shall commence on July 1, 2001. Global shall have thirty
(30) days from commencement of the exercise period in which to exercise the Put by notice to the Company specifying the number of Shares as to which the Put is exercised.

        (b) Grant of Call. Subject to the terms hereof, Global irrevocably grants and issues to Global the right and option to purchase from Global (hereinafter referred to as the "Call") all or any portion of the Shares at a purchase price equal to the fair market value of such shares as hereinafter determined (the "Purchase Price"). Subject to the provisions of Section 9(e) below, the Company may exercise the Call and purchase from Global, and Global agrees to sell to the Company, all or any portion of the Shares. The Company's right to exercise the Call shall commence on July 1, 2001. The Company shall have thirty (30) days from the commencement of the exercise period in which to exercise the Call by notice to Global specifying the number of Shares as to which the Call is exercised.

        (c) Determination of Fair Market Value. The fair market value of the Shares shall be determined by appraisal pursuant to the process described herein. Upon the providing of a notice of Put or a notice of Call, the Shares shall be appraised by a mutually agreed upon appraiser. If the parties cannot agree upon a single appraiser within seven (7) days following the date of delivery of a notice of Put or a notice of Call, the Shares shall be appraised by two appraisers, one appointed by each party. Each party shall have twenty-one
(21) days following the date of the delivery of the notice of Put or notice of Call to select its appraiser. Each appraiser shall be fully qualified to appraise the ownership interests in privately held companies and shall be independent of the appointing party. Each appraiser shall be instructed: (i) to appraise the Shares as if they were to be sold to a single purchaser for their fair market value in a transaction where a willing seller sells and a willing buyer purchases, each acting without duress or urgency; (ii) not to apply a discount for lack of marketability; and (iii) to complete such appraisal no later than thirty (30) days following such appraiser's appointment. If the difference between the values of the two appraisals does not exceed fifteen percent (15%) of the value determined by the higher appraisal, the average of the two appraisals shall establish the fair market value of the Shares. If the difference between the values of the two appraisals exceeds fifteen percent (15%) of the value determined by the higher appraisal, a third appraiser shall be selected by the two appraisers within fourteen (14) days following completion of the last of the two appraisals, and such third appraiser shall review and enhance the work and conclusions of the initial two appraisers, and based on such review and enhancement, issue a determination as to the fair market value of the Shares within thirty (30) days thereafter, which determination shall state a value neither higher than the higher nor lower than the lower of the two previously issued values of the Shares and shall establish the fair market value for the Shares. Copies of all final appraisals of all appraisers shall be delivered to each party immediately after their completion. The cost of each party's appraiser shall be borne by such party and the cost of the third appraiser, if any, shall be borne by the parties equally.

        (d)      Payment and Delivery of Shares.

                            (i) Subject to Section 9(c)(ii) below, the Company shall, within twenty days of the determination of the Purchase Price as provided in Section 9(c) above, pay to Global the Purchase Price as follows: (A) if the Purchase Price is to be paid pursuant to an exercise of the Call provided in Section 9(b), in a single lump sum payment in cash; or (B) if the Purchase Price is to be paid pursuant to an exercise of the Put provided for in Section 9(a), at the Company's sole option, in either of the following ways: (z) a single lump sum payment in cash; or (y) an initial payment of twenty percent (20%) of the Purchase Price, with the principal balance to be paid, at the Company's option, in four (4) equal installments on the four succeeding anniversary dates of the Exercise Date. If the Company selects the installment form of payment, the unpaid balance shall bear simple interest on the balance at the rate equal to the Prime Rate as published in The Wall Street Journal. Such rate, at the option of the Company exercisable at the time the Company elects the installment form of payment, shall be fixed as of such date or shall change from time to time. The Company may prepay any portion of the unpaid balance without penalty. Such payments shall be made in exchange for the delivery, upon payment of the initial payment, to the Company of a stock certificate or certificates representing the total number of Shares being put and purchased duly endorsed in blank by Global or having attached thereto a stock power duly executed by Global in proper form for transfer. Any unpaid amounts shall become immediately due and payable on the earlier of (i) the date of closing of an initial underwritten public offering by the Company of its Common Stock pursuant to an effective registration statement, (ii) a sale of all or substantially all of the assets of the Company, (iii) a sale of all or substantially all of the outstanding common stock of the Company, or (iv) a merger of the Company following which the shareholders of the Company together with their affiliates own less than 50% of the voting stock of the survivor

                            (ii) In the event that any payment to be made by the Company is prohibited by applicable provisions of California Corporations Code Section 500 et seq. or by any other applicable law, then such payment shall be immediately made by the Company at the next earliest time together with simple interest on the balance at the rate equal to the Prime Rate as published in The Wall Street Journal plus 2%, and to the extent possible, when compliance with said law may be effected, and the Company agrees that it will execute all such documents and take all such other steps as may be necessary to expedite and effectuate to the extent possible such compliance.

        (e) Termination. The Put and Call shall terminate, whether or not either has then become exercisable, on the earlier of (i) the date of closing of an initial underwritten public offering by the Company of its Common Stock pursuant to an effective registration statement, (ii) a sale of all or substantially all of the assets of the Company, (iii) a sale of all or substantially all of the outstanding common stock of the Company, or (iv) a merger of the Company following which the shareholders of the Company together with their affiliates own less than 50% of the voting stock of the survivor.

     10. Right of First Refusal. Each time Global proposes to transfer, assign, convey, sell, encumber or in any way alienate all or any part of its Shares (or is required by operation of law or other involuntary transfer to do so) Global shall first offer such Shares to the Company. Global shall deliver a written notice to the Company stating (i) Global's bona fide intention to transfer such Shares, (ii) the name and address of the proposed transferee, (iii) the Shares to be transferred, and (iv) the purchase price and terms of payment for which Global proposes to transfer such Shares. Within thirty (30) days after receipt of the notice, the Company shall have the first right to purchase or obtain such Shares upon the price and terms of payment designated in such notice. If such notice provides for the payment of non-cash consideration, the Company may elect to pay the consideration in cash equal to the good faith estimate of the present fair market value of the noncash consideration offered as determined by the Company. If the Company elects not to purchase or obtain all of the Shares designated in such notice, then Global may transfer the remainder of the Shares described in the notice to the proposed transferee, providing such transfer (i) is completed within thirty (30) days after the expiration of the Company's right to purchase such Shares, and (ii) is made on terms no less favorable to Global than as designated in the notice. If such Shares are not so transferred, Global must give notice in accordance with this Section prior to any other or subsequent transfer of such Shares. The right of first refusal provided herein shall terminate, whether or not it has then become exercisable, on the earlier of (i) the date of closing of an initial underwritten public offering by the Company of its Common Stock pursuant to an effective registration statement,
(ii) a sale of all or substantially all of the assets of the Company, (iii) a sale of all or substantially all of the outstanding common stock of the Company, or (iv) a merger of the Company following which the shareholders of the Company together with their affiliates own less than 50% of the voting stock of the survivor. Notwithstanding the foregoing, Global may transfer some or all of its Shares to its affiliates or to members of the Takanashi family without such transfers being subject to the right of first refusal provided herein, provided that such transferees agree in writing to be bound by the provision of this Agreement.

     11. Fees and Expenses. Other than as stated in this Agreement, Global and the Company agrees to pay their own expenses incident to the performance of their obligations hereunder.

     12. Survival of the Representations, Warranties, etc. The respective agreements, representations, warranties, indemnities, and other statements made by or on behalf of the Company and Global pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of the other party to this Agreement or any officer, director, or employee of, or person controlling or under common control with, such party, and will survive delivery of any payment of the Shares.

     13. Dispute Resolution.

         (a) Arbitration. All disputes between the parties arising in connection with this Agreement shall be finally settled under the Commercial Arbitration Rules of the American Arbitration Association then in effect (as modified by this section). The arbitration panel shall be composed of three arbitrators appointed in accordance with this section. The arbitration shall be held in San Francisco, California, and it shall be conducted in the English language. The law governing the procedures and substance of the arbitration will be that of the State of California. The arbitration proceedings and all documents and testimony, written or oral, produced in connection therewith shall be kept confidential. The arbitration panel may determine all questions of law and jurisdiction (including questions as to whether the dispute is arbitrable) and has the right to grant legal and equitable relief (including injunctive and other interim relief and the right to grant permanent and interim injunctive relief), and shall apportion all costs between Licensee and Licensor taking into consideration, among other factors, the percentage of the total amount in dispute that is represented by the amount of claims asserted by a party but rejected by the arbitrators, including reasonable legal fees, interest and costs of the arbitration, provided that nothing herein shall prevent the parties hereto from seeking interim injunctive relief in a court of competent jurisdiction pending resolution of the dispute in accordance with this section. The arbitrators may not amend or otherwise alter the terms and conditions of this Agreement.

         (b) Selection of Arbitrators. The parties shall have fifteen (15) days to agree upon the qualifications of the arbitrators (the "Qualifications") commencing on the day on which notice is given by the party initiating the arbitration. Upon the expiration of the fifteen day period and regardless of an agreement being reached as to the Qualifications, either or both of the parties shall apply to any court having jurisdiction over the parties or their assets in accordance with Section 15(c) to appoint the three arbitrators. The court shall appoint the arbitrators within 30 days after such request (on the basis of the Qualifications if agreed but otherwise in its discretion) and shall notify the parties of the appointment.

         (c) Award Binding. The arbitral award shall state the reasons for the award, and the relief granted shall be final and binding on the parties to the arbitration. Any award rendered may be confirmed; judgment upon any award rendered may be entered; such award or the judgment thereon may be enforced; and any interim or supplemental relief may be sought in any court having jurisdiction over the parties or their assets in accordance with Section 15(a) hereof. Any monetary award shall be payable in U.S. dollars, free of any tax or any other deduction, other than taxes in the nature of income taxes imposed by the country, province or political subdivision in which the recipient is organized or is otherwise subject to such taxes. Such award shall bear interest from the date of the award at a variable rate equal to the rate publicly announced from time to time by Wells Fargo Bank, N.A. at its principal office in San Francisco, California as its "prime rate".

          (d) Discovery. The parties shall make available to the arbitrators all information requested by them in accordance with the applicable rules of arbitration, including production of all relevant records and documents. All notices and other communications required to be delivered pursuant to the applicable rules of arbitration shall be delivered to the address specified in this Agreement.

         (e) Certain Disputes. In the event that the parties disagree as to whether any issue or issues are to be submitted to arbitration under the terms of this Agreement or either party asserts that the other is refusing to arbitrate either overtly or by delay, the parties agree that any such action, lawsuit or proceeding over such dispute or assertion shall be brought in accordance within the provisions of Section 15(a) hereof.

         (f) Attorneys' Fees. If any party hereto must institute arbitration to collect any payments due hereunder, the party liable therefor shall reimburse the other party for reasonable attorneys' fees and other costs incurred in connection with such arbitration.


     14. Notices. Any notice to any party hereto given pursuant to this Agreement shall be in writing addressed as follows:

          if to Global Walk, Inc.       Global Walk, Inc.
                                        c/o Takanashi Milk Products Co., Ltd.
                                        Nisseki Yokahama Bl.8F
                                        1-1-8 Sakuragi-cho Naka-ku
                                        Yokohama-shi 281, Japan
                                        Attention: Nobuyoshi Takanashi

                                        Telecopier: (011)(81) 4 5633-5254


         with a copy to:                Farella, Braun & Martel LLP
                                        235 Montgomery Street, 30th Floor
                                        San Francisco, California 940104
                                        Attention: Daniel E. Cohn, Esq.

                                        Telecopier:  (415) 954-4480

         if to the Company or Vacu-dry: Vacu-dry Company
                                        7765 Healdsburg Avenue
                                        Sebastopol, California 95437
                                        Attn: Gary L. Hess, President

                                        Telecopier:  (707) 829-4610

         with a copy to:                Severson & Werson
                                        One Embarcadero Center, 26th Floor
                                        San Francisco, California 94111
                                        Attn: Roger S. Mertz, Esq.

                                        Telecopier:  (415) 956-0439

Any such address may be changed by any party by written notice to the other party. Any notice shall be deemed delivered (i) if transmitted by electronic facsimile transmission, when the appropriate number and answerback are transmitted, (ii) if delivered personally, when received, or (iii) if mailed by registered or certified mail, postage prepaid, return receipt requested, when received.

          15.      Miscellaneous

                   (a) This Agreement may be executed in one or more counterparts and it is not necessary that signature of all parties appear on the same counterpart, but such counterparts together shall constitute one and the same agreement.

                   (b) This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors, and no other person shall have any right or obligation hereunder.

                   (c) This Agreement shall be governed by, and construed in accordance with, the laws of the State of California. The parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of the State of California in respect of the subject matter of this Agreement and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement, subject in each case to all rights to appeal such decisions to the extent available to such parties. Each party waives personal service of process and consents that service of process upon it may be made by delivery in accordance with the provisions of this Agreement. Nothing shall affect the right to serve process in any other manner permitted by applicable law.

                   (d) The headings of the sections of this document have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

         IN WITNESS HEREOF, the parties have duly executed and delivered this Agreement, all as of the day and year first above written.

                             COMPANY:

                             MIN ACQUISITION CORP.


                             By:   /s/ Gary L. Hess
                                --------------------------------------------
                             Its:  President
                                --------------------------------------------


                             By:   /s/ Roger S. Mertz
                                --------------------------------------------
                             Its:   Assistant Secretary
                                --------------------------------------------



                             GLOBAL WALK, INC.


                              By:   /s/ Nobuyoshi Takanashi
                                 -------------------------------------------
                              Its:   President
                                 -------------------------------------------


                              By:
                                 -------------------------------------------
                              Its:
                                 -------------------------------------------


                              VACU-DRY COMPANY


                              By:  /s/ Gary L. Hess
                                --------------------------------------------
                              Its:  President
                                --------------------------------------------